EXHIBIT 10.1

WINTRUST FINANCIAL CORPORATION
2015 STOCK INCENTIVE PLAN
1. Purpose; Effect on Predecessor Plan. The purpose of the Wintrust Financial Corporation 2015 Stock Incentive Plan is to benefit the Corporation and its Subsidiaries by enabling the Corporation to offer certain present and future officers, employees, directors and consultants stock-based incentives and other equity interests in the Corporation, thereby providing them a stake in the growth of the Corporation and encouraging them to continue in the service of the Corporation and its Subsidiaries.
This Plan replaces the Predecessor Plan. As of the Effective Date, no further awards shall be granted under the Predecessor Plan.
2.    Definitions.
(a)    “Award” includes, without limitation, stock options (including incentive stock options under Section 422 of the Code), stock appreciation rights, performance awards, stock awards, restricted share or unit awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Corporation’s Common Stock (“Other Incentive Awards”), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.
(b)    “Award Agreement” means a written or electronic agreement between the Corporation and each Participant setting forth the terms and conditions of each Award made under this Plan.
(c)    “Board” means the Board of Directors of the Corporation.
(d)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(e)    “Committee” means the Compensation Committee of the Board, or a subcommittee thereof, or such other committee of the Board as may be designated by the Board from time to time to administer this Plan, with each member of such committee intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “independent” within the meaning of the rules of the Nasdaq Global Select Market or any other stock exchange on which the Common Stock is then traded.
(f)    “Common Stock” means the Common Stock, no par value, of the Corporation.
(g)    “Corporation” means Wintrust Financial Corporation, an Illinois corporation.
(h)    “Director” means a non-employee director of the Corporation or a Subsidiary.
(i)    “Effective Date” means May 28, 2015, the date of the approval of the Plan by the shareholders of the Corporation.
(j)    “Employee” means an employee or prospective employee of the Corporation or a Subsidiary.
(k)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(l)    “Fair Market Value” means the average of the highest and the lowest quoted selling prices on the Nasdaq Global Select Market on the relevant valuation date or, if there were no sales on the valuation date, on the next preceding date on which such selling prices were recorded; provided, however, that, to the extent permitted under Section 409A of the Code, the Committee may modify the definition of Fair Market Value to mean the closing selling price on the Nasdaq Global Select Market on the relevant valuation date or, if there were no sales on the valuation date, on the next preceding date on which such closing selling prices were recorded.
(m)    “Participant” means an Employee, Director or a consultant who has been granted an Award under the Plan.
(n)    “Plan” means this Wintrust Financial Corporation 2015 Stock Incentive Plan.
(o)    “Plan Year” means a twelve-month period beginning with January 1 of each year.
(p)    “Predecessor Plan” means the Wintrust Financial Corporation 2007 Stock Incentive Plan and each other plan previously maintained by the Corporation under which equity awards remain outstanding as of the Effective Date.
(q)    “Replacement Award” means an Award granted in place of outstanding Awards in connection with a Change in Control if: (i) it is of the same type as the replaced Award; (ii) it has a value intended to preserve the value of the replaced Award; (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and (iv) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions for Replacement Awards are satisfied shall be made by the Board, as constituted immediately before the Change in Control, in its sole discretion.
(r)    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of at least 50% (or 20%, if providing an Award to an Employee, Director or consultant of such Subsidiary is based upon legitimate business criteria, as defined in Section 409A of the Code and the regulations promulgated thereunder) by reason of stock ownership or otherwise.
(s)    “Substitute Award” shall mean an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of a stock option or stock appreciation right.
3.    Eligibility. Any Employee, Director or consultant selected by the Committee is eligible to receive an Award. In addition, the Committee may select former Employees and Directors who have a consulting arrangement with the Corporation or a Subsidiary whom the Committee determines have a significant responsibility for the success and future growth and profitability of the Corporation. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as provided otherwise in an Award Agreement, for purposes of this Plan, references to employment by the Corporation shall also mean employment by a Subsidiary, and references to employment shall include service as a Director or consultant. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on a leave of absence.
4.    Plan Administration.
(a)    Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Committee shall make determinations with respect to the participation of Employees, Directors and consultants in the Plan and, except as otherwise required by law or this Plan, the terms of Awards, including vesting schedules, price, length of relevant performance, restriction or vesting periods, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding stock options and stock appreciation rights shall become exercisable in part or in full, (ii) all or a portion of the restriction period applicable to any outstanding Award shall lapse, (iii) all or a portion of the performance period applicable to any outstanding Award shall lapse and (iv) the performance goals (if any) applicable to any outstanding Award shall be deemed to be satisfied at the target or any other level.
(b)    The Committee, by majority action thereof (whether taken during a meeting or by written consent), shall have authority to interpret and construe the provisions of the Plan and the Award Agreements and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s Articles of Incorporation and By-Laws, as may be amended from time to time.
(c)    The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its authority with regard to Awards granted to a Participant who (i) is an officer or director of the Corporation for purposes of Section 16 of the Exchange Act or (ii) is a “covered employee” for purposes of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a “covered employee” at any time during the period an Award granted pursuant to such delegation to such employee would be outstanding. To the extent deemed necessary or advisable, including for purposes of Section 16 of the Exchange Act, the independent members of the Board may act as the Committee hereunder.
(d)    It is the intent of the Corporation that no Award under the Plan be subject to additional taxation under Section 409A of the Code. Accordingly, if the Committee determines that an Award granted under the Plan is subject to Section 409A of the Code, such Award shall be interpreted and administered to meet the requirements of Sections 409A of the Code.
5.    Stock Subject to the Provisions of this Plan. The stock subject to the provisions of this Plan shall be made available from shares of authorized but unissued Common Stock, shares of authorized and issued Common Stock reacquired and held as treasury shares or otherwise, or a combination thereof. Subject to adjustment in accordance with the provisions of Section 10, the total number of shares of Common Stock which may be issued under the Plan or with respect to which all Awards may be granted shall not exceed 5,485,000 (all of which may be issued in connection with incentive stock options). To the extent the Company grants a stock option or stock appreciation right under the Plan, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to the number of shares subject to such stock option or stock appreciation right. To the extent the Company grants a stock award, restricted share or unit award or settles a performance award or Other Incentive Award in shares of Common Stock, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to three times the number of shares subject to such award. Upon:
(a)    a payout of an Award in the form of cash; or
(b)    a cancellation, termination, forfeiture, or lapse for any reason (with the exception of the termination of a tandem Award upon exercise of the related Award, or the termination of a related Award upon exercise of the corresponding tandem Award) of any Award (or portion thereof) or any award (or portion thereof) granted under the Predecessor Plan, then the number of shares of Common Stock underlying any such Award or such award granted under a Predecessor Plan, which were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan. Notwithstanding anything to the contrary contained herein, shares of Common Stock subject to an Award under this Plan shall not again be available for issuance under this Plan if such shares are: (i) shares that were subject to a stock option or stock appreciation right and were not issued or delivered upon the net settlement or net exercise of such stock option or stock appreciation right; (ii) shares delivered to or withheld by the Corporation to satisfy the purchase price or tax withholding obligations relating to an outstanding Award; or (iii) shares that are repurchased by the Corporation with proceeds received from payment of the exercise price of a stock option.
The number of shares of Common Stock available for Awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a shareholder approved plan of a company or other entity which was a party to a corporate transaction with the Corporation (as appropriately adjusted to reflect such corporate transaction) which become subject to Awards granted under this Plan (subject to applicable stock exchange requirements).
6.    Awards under this Plan. As the Committee may determine, the following types of Awards may be granted under this Plan on a stand-alone, combination or tandem basis:
(a)    Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine. The exercise price of any stock option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Award; provided, however, in the case of a stock option that is a Substitute Award, the exercise price per share of the shares subject to such stock option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Corporation, over (y) the aggregate exercise price of such shares. No stock option shall be exercised later than seven (7) years after its date of grant.
(b)    Incentive Stock Option. An Award in the form of a stock option which is intended to comply with the requirements of Section 422 of the Code or any successor section of the Code, as it may be amended from time to time.
(c)    Stock Appreciation Right. A right to receive the excess of the Fair Market Value of a share of Common Stock on the date the stock appreciation right is exercised over the Fair Market Value of a share of Common Stock on the date the stock appreciation right was granted, payable in shares of Common Stock (including restricted shares) or, to the extent provided in the applicable Award Agreement, cash or a combination of both. The exercise price of any stock appreciation right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Award; provided, however, in the case of a stock appreciation right that is a Substitute Award, the exercise price per share of the shares subject to such stock appreciation right may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Corporation, over (y) the aggregate exercise price of such shares. No stock appreciation right shall be exercised later than seven (7) years after its date of grant.
(d)    Restricted Shares. A transfer of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, or subject to specified vesting or performance conditions, for such periods of time as the Committee may determine. Unless otherwise set forth in the Award Agreement, and subject to the terms and conditions of a restricted share Award, the Participant shall have all rights as a shareholder of the Corporation, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, shall be deposited with the Corporation and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.
(e)    Restricted Share Unit. A fixed or variable share or dollar denominated unit subject to such conditions of vesting, performance and time of payment as the Committee may determine, which are valued at the Committee’s discretion in whole or in part by reference to, or otherwise based on, the Fair Market Value of Common Stock. The Award Agreement shall specify (i) whether such Award may be settled in shares of Common Stock, cash or a combination of both and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such Award. Any dividend equivalents with respect to restricted share units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such restricted share units. Prior to the settlement of a restricted share unit Award, the holder of such Award shall have no rights as a shareholder of the Corporation with respect to the shares of Common Stock subject to such Award.
(f)    Performance Award. A fixed or variable share or dollar denominated Award subject to such conditions of vesting, performance and time of payment as the Committee may determine. The Award Agreement shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such performance award if the specified performance goals are satisfied or met during the specified performance period and for the forfeiture of such Award if the specified performance goals are not satisfied or met during the specified performance period. The Award Agreement shall specify whether such Award may be settled in shares of Common Stock (including restricted shares) or cash or a combination thereof. Any dividends or dividend equivalents with respect to a performance award shall be subject to the same restrictions as such performance award. Prior to the settlement of a performance award in shares of Common Stock, including restricted shares, the holder of such Award shall have no rights as a shareholder of the Corporation.
(g)    Stock Award. An unrestricted transfer of ownership of Common Stock.
(h)    Other Incentive Awards. Other Incentive Awards which are related to or serve a similar function to those Awards set forth in this Section 6, including, but not limited to, Other Incentive Awards related to the establishment or acquisition by the Corporation or any Subsidiary of a new or start-up business or facility.
Notwithstanding the foregoing, (i) the maximum number of shares of Common Stock which may be made subject to Awards granted under the Plan in any Plan Year (taking into account any stock option granted in tandem with any stock appreciation right as an Award with respect to shares subject to the stock option and any restricted shares, restricted share units and performance awards and Other Incentive Awards denominated in Common Stock as an Award based upon the maximum number of shares to which the Award relates) to any single Participant may not exceed 150,000, subject to adjustment as provided in Section 10, and (ii) the maximum amount that may be earned by any Participant for each 12-month period during a performance period with respect to performance awards and Other Incentive Awards denominated in cash shall be $5,000,000; provided, however, that each of the per person limits set forth in this sentence shall be multiplied by two for Awards granted to a Participant in the year in which such Participant’s employment with the Corporation commences. The aggregate grant date fair value of shares of Common Stock that may be granted under the Plan during any fiscal year of the Corporation to any Director shall not exceed $300,000; provided, however, that (i) the limit set forth in this sentence shall be multiplied by two in the year in which a Director commences service on the Board and (ii) the limit set forth in this sentence shall not apply to Awards made pursuant an election to receive the Award in lieu of all or a portion of fees received for service on the Board or any committee thereunder.
The Committee may from time to time, establish performance criteria with respect to an Award. In the case of an Award that is intended to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of Common Stock of a specified value within or for a specified period of time; earnings; earnings per share; earnings before interest expense and taxes (“EBIT”); earnings before interest, taxes, depreciation, and amortization (“EBITDA”); return on equity; return on assets; return on investments; return on total capital; return to shareholders (including dividends); total shareholder return; revenues; cash flow(s); cost reduction goals; market share; charge-offs; loan losses and loan loss reserves; losses from discontinued operations; reductions in non-performing assets; net income; operating income; profit margin; expense management; economic profit; economic value added; customer satisfaction; productivity; employee retention; succession management; management of the cost of insurance claims; achievement of regulatory compliance performance goals; satisfactory internal or external audits; improvements in financial ratings; measurable marketing effectiveness; achievement of diversity goals; or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Corporation (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). If the Committee desires that compensation payable pursuant to any Award subject to performance criteria be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals shall satisfy all applicable requirements imposed under United States Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such performance goals be stated in terms of an objective formula or standard. The applicable performance goals may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance goals, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Corporation or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, unless such action would cause a grant to a “covered employee” (within the meaning of Section 162(m) of the Code) to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the performance goals or other terms and conditions of an outstanding Award in recognition of any Adjustment Events. With respect to participants who are not covered employees and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable performance period or during any period in which an Award may be paid following a performance period, the performance goals may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein.
7.    Award Agreements.
(a)    Each Award under the Plan shall be evidenced by an Award Agreement. Delivery of an Award Agreement to each Participant shall constitute an agreement, subject to Section 9 hereof, between the Corporation and the Participant as to the terms and conditions of the Award.
(b)    No Award may become exercisable or may vest prior to the first anniversary of the date of grant; provided, that, such restrictions shall not apply to (i) Awards to newly hired Employees, (ii) Awards to Employees in connection with acquisitions (whether by asset purchase, merger or otherwise), (iii) Awards to employees who subsequently retire or have plans for retirement from the Company or one of its subsidiaries, (iv) Awards made in lieu of a cash bonus or (v) Awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for Awards under this Plan. Notwithstanding the foregoing, (i) any Award Agreement may provide for any additional vesting requirements, including but not limited to longer periods of required employment or the achievement of performance goals or (ii) any Award Agreement may provide that all or a portion of the shares subject to such Award shall vest immediately or, alternatively, vest in accordance with the vesting schedule but without regard to the requirement for continued employment in the case of termination by the Corporation without cause (as defined in the Award Agreement), termination by the Participant due to constructive discharge or good reason (as defined in the Award Agreement), or termination of employment due to death, disability, layoff, retirement or divestiture.
8.    Other Terms and Conditions.
(a)    No Assignment; Limited Transferability of Stock Options. Except as provided below, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the stock options (other than incentive stock options) granted to a Participant to be on terms which permit transfer by such Participant to:
(i)    the spouse, children or grandchildren of the Participant (“Immediate Family Members”);
(ii)    a trust or trusts for the exclusive benefit of such Immediate Family Members; or
(iii)    a partnership in which such Immediate Family Members are the only partners; provided that:
(A) there may be no consideration for any such transfer;
(B) the Award Agreement pursuant to which such stock options are granted expressly provides for transferability in a manner consistent with this Section 8(a); and
(C) subsequent transfers of transferred stock options shall be prohibited except for transfers in accordance with Section 8(b).
Following transfer, any such stock options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 8(b) hereof the term “Participant” shall be deemed to refer to the transferee. The provisions of the stock option relating to the period of exercisability and expiration of the stock option shall continue to be applied with respect to the original Participant, and the stock options shall be exercisable by the transferee only to the extent, and for the periods, set forth in the Award Agreement.
(b)    Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Corporation, and will be effective only when filed by the Participant in writing with the Corporation during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his or her estate.
(c)    Termination of Employment. The termination of each Award in the event of the retirement, disability, death or other termination of a Participant’s employment or service, shall be as determined by the Committee and set forth in the Award Agreement.
(d)    Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to shares covered by an Award until the date the Participant or his nominee, guardian or legal representative is the holder of record.
(e)    Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in cash by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of previously acquired shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) authorizing the Corporation to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation; (iv) by a combination of the methods described in (i), (ii) and (iii) above; (v) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Corporation to whom the Participant has submitted an irrevocable notice of exercise; or (vi) by such other methods as the Committee may deem appropriate, including, but not limited to loans by the Corporation on such terms and conditions as the Committee shall determine to the extent permitted by applicable law.
(f)    Withholding. The Corporation shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an Award made hereunder, payment by the holder of such Award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award. An Award Agreement may provide that (i) the Corporation shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an Award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Corporation, (B) delivery (either actual delivery or by attestation procedures established by the Corporation) to the Corporation of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Corporation to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of a stock option, a cash payment by a broker-dealer acceptable to the Corporation to whom the Participant has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Award Agreement. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Corporation, such higher withholding rate to the extent consistent with fixed plan accounting in accordance with Generally Accepted Accounting Principles). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.
(g)    Deferral. The receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to a Participant under any Award other than a stock option or stock appreciation right may be deferred to the extent permitted by an applicable deferral plan established by the Corporation or a Subsidiary and in accordance with Section 409A of the Code. The Committee shall establish rules and procedures relating to any such deferrals and the payment of any tax withholding with respect thereto.
(h)    No Repricing or Cancellation for Cash. Notwithstanding anything in this Plan to the contrary and subject to Sections 10 and 12, without the approval of the shareholders of the Corporation, neither the Board nor the Committee will amend any previously granted Award to (i) reduce the exercise price of an outstanding stock option or stock appreciation right, (ii) cancel an outstanding stock option or stock appreciation right in exchange for another stock option or stock appreciation right with a lower exercise price or (iii) cancel any previously granted stock option or stock appreciation right in exchange for cash or another Award if the exercise price of such stock option or stock appreciation right exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation.
9.    Amendments, Modification and Termination. The Board may at any time and from time to time, terminate, suspend or discontinue this Plan. The Board of Directors may at any time and from time to time, alter or amend this Plan, subject to any requirement of shareholder approval imposed by applicable law, rule or regulation, provided that any material amendment to the Plan will not be effective unless approved by the Corporation’s shareholders. For this purpose, a material amendment is any amendment that would (i) materially increase the number of shares available under the Plan or issuable to a Participant (other than a change in the number of shares made pursuant to Section 10); (ii) change the types of Awards that may be granted under the Plan; (iii) expand the class of persons eligible to receive Awards or otherwise participate in the Plan; or (iv) reduce the price at which a stock option or stock appreciation right is exercisable either by amendment of an Award Agreement or by substitution of a new stock option or stock appreciation right at a reduced exercise price (other than as permitted in Section 10). No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.
10.    Recapitalization. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a share dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding stock option and stock appreciation right (including the number and class of securities subject to each outstanding stock option or stock appreciation right and the purchase price or base price per share), the terms of each outstanding restricted share Award and restricted share unit Award (including the number and class of securities subject thereto), the terms of each outstanding performance award (including the number and class of securities subject thereto), the maximum number of securities with respect to which shares of Common Stock that may be awarded during any fiscal year of the Corporation to any one Participant shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding stock options and stock appreciation right without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Corporation, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
11.    Rights as Employees, Directors or Consultants. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a Director of or as a consultant to the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.
12.    Change of Control.
(a)    Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, in the event of a Change of Control (as defined below) pursuant to which the outstanding Awards are not replaced with a Replacement Award, the following shall occur upon a Change of Control with respect to any such Awards outstanding as of such Change of Control:
(i)    any and all stock options and stock appreciation rights granted hereunder shall become immediately exercisable, and shall remain exercisable for the remainder of their term, subject to any limitations on such term provided in the Award Agreement or pursuant to Section 8(c) hereof;
(ii)    any restrictions imposed on restricted shares shall lapse and all restricted share units shall become fully vested;
(iii)    unless otherwise specified in a Participant’s Award Agreement at time of grant, the payout opportunities attainable under all outstanding Awards subject to performance-based vesting conditions shall be earned based on actual performance through the effective date of the Change of Control and the vesting of all such Awards shall be accelerated as of the effective date of the Change of Control; and
(iv)    the Board (as constituted prior to such Change of Control) may, in its discretion, require outstanding Awards, in whole or in part, to be surrendered to the Corporation by the holder, and to be immediately cancelled by the Corporation, and to provide for the holder to receive (1) a cash payment in an amount equal to (a) in the case of a stock option or stock appreciation right, the number of shares of Common Stock then subject to the portion of such Award surrendered multiplied by the excess, if any, of the highest per share price offered to holders of Common Stock in any transaction whereby the Change of Control takes place, over the purchase price or base price per share of Common Stock subject to such Award, (b) in the case of restricted shares, restricted share units, performance awards denominated in Common Stock, or Other Incentive Awards, the number of shares of Common Stock or units then subject to the portion of such Award surrendered to the extent the performance criteria (if any) applicable to such Award are satisfied pursuant to Section 12(a)(iii) multiplied by the highest per share price offered to holders of Common Stock in any transaction whereby the Change of Control takes place and (c) in the case of performance awards and Other Incentive Awards denominated in cash, the value of the award then subject to the portion of such Award surrendered to the extent the performance criteria applicable to such Award are satisfied pursuant to Section 12(a)(iii); (2) shares of capital stock of the corporation resulting from such Change of Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (1) above; or (3) a combination of the payment of cash pursuant to clause (1) above and the issuance of shares pursuant to clause (2) above.
(b)    Except as otherwise provided for in Section 12(a), notwithstanding anything contained in this Plan or any Award Agreement to the contrary, in the event of the termination of a Participant’s employment by the Corporation without cause (as defined the Award Agreement) or, to the extent permitted in the Award Agreement, the termination of a Participant’s employment by the Participant for a constructive termination or good reason (as defined in the Award Agreement), in each case, within the 18-month period following the occurrence of a Change of Control, then the following shall occur with respect to any and all Awards held by the Participant as of such termination of employment:
(i)    any and all stock options and stock appreciation rights shall become immediately exercisable, and shall remain exercisable for the remainder of their term, subject to any limitations on such term provided in the Award Agreement or pursuant to Section 8(c) hereof;
(ii)    any restrictions imposed on restricted shares shall lapse and all restricted share units shall become fully vested; and
(iii)    unless otherwise specified in a Participant’s Award Agreement at the time of grant, with respect to Awards subject to performance-based vesting conditions, (y) in the event the termination of employment occurs during the first twelve months of a performance period, all unvested Awards shall be prorated based on the greater of (1) actual performance through the date of termination of employment and (2) target performance, with the Award prorated based on the number of full months the employee participated in the performance period, and the vesting of all such Awards shall be accelerated as of the effective date of such termination of employment and (z) in the event the termination of employment occurs on or after the first anniversary of the commencement of the performance period, all unvested Awards shall be earned at the greater of (1) actual performance through the date of the termination of employment and (2) target performance.
(c)    A “Change of Control” of the Corporation shall be deemed to have occurred upon the happening of any of the following events:
(i)    The acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Corporation or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of all or substantially all directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, as the case may be; or
(ii)    Individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or
(iii)    The consummation of a reorganization, merger or consolidation of the Corporation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Corporation or of the sale or other disposition of all or substantially all of the assets of the Corporation.
13.    Governing Law. To the extent that federal laws do not otherwise control, the Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the law of the State of Illinois, provided, however, that in the event the Corporation’s state of incorporation shall be changed, then the law of the new state of incorporation shall govern.
14.    Savings Clause. This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Employees who are officers or directors for purposes of Section 16 of the Exchange Act, including Rule 16b-3 under the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.
15.    Term. The Plan shall remain in effect until terminated by the Board, provided, however, that no incentive stock option shall be granted under this Plan on or after the ten year anniversary of the Effective Date.
16.    Awards Subject to Clawback. The Awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to an Award are subject to forfeiture, recovery by the Corporation or other action pursuant to the applicable Agreement or any clawback or recoupment policy or as required under applicable law.

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